As filed with the Securities and Exchange Commission on June 4, 2007
Registration No. 333-12480

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-12480

UNDER
THE SECURITIES ACT OF 1933

MERCK SERONO S.A.
(Exact name of registrant as specified in its charter)

Switzerland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9, Chemin des Mines Case Postale 54 1202 Geneva, Switzerland Tel.: +41-22-414-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
MANAGEMENT INCENTIVE SCHEME OF SERONO S.A. AND ITS SUBSIDIARIES AND CERTAIN DIRECTOR OPTION AGREEMENTS SERONO EMPLOYEE SHARE PURCHASE PLAN SERONO SHARE MATCH PLAN
(Full title of the plan)
Fereydoun Firouz EMD Serono, Inc. One Technology Place Rockland, MA (800) 283-8088
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statement on Form S-8 (the “Registration Statement”) of Merck Serono S.A. (formerly Serono S.A.) (the “Company”):

File No. 333-12480, pertaining to the registration of the Company’s 406,443 bearer shares, par value CHF 25 per share (which may be offered in the form of American depositary shares, each representing a one-fortieth of a bearer share), which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on September 6, 2000, and which was amended by post-effective amendment No. 1 for the purpose of adding additional plans, which was filed with the SEC and became effective on November 20, 2000.

The Company intends to file a Form 15F with the SEC to effect the deregistration of its bearer shares and American depositary shares under Rule 12h-6(a) under the U.S. Securities Exchange Act of 1934, as amended.  In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Geneva, Switzerland on June 4, 2007.

Merck Serono S.A.

By:	/s/ Francois Naef
Name: Francois Naef
Title: Secretary to the Board and Chief Administrative Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities indicated on June 4, 2007.

By:	Title:

/s/ Elmar Schnee	Chief Executive Officer and a Director
Name: Elmar Schnee	(Principal Executive Officer)

/s/ Olaf Klinger	Chief Financial Officer
Name: Olaf Klinger	(Principal Financial and Accounting Officer)

/s/ Michael Becker	Chairman of the Board
Name: Michael Becker

/s/ Axel von Wietersheim	Director
Name: Axel von Wietersheim

/s/ Carlo Lombardini	Director
Name: Carlo Lombardini

/s/ Philippe Tischhauser	Director
Name: Philippe Tischhauser

/s/ Joseph Dubacher	Director
Name: Joseph Dubacher

/s/ Peter Bohnenblust	Director
Name: Peter Bohnenblust

/s/ Fereydoun Firouz	Authorized Representative in the United States
Name: Fereydoun Firouz	Authorized Signatory

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